EXHIBIT 99.1

PRESS RELEASE

EDUCATIONAL DEVELOPMENT CORPORATION

ANNOUNCES FIRST QUARTER FISCAL YEAR 2024 RESULTS

TULSA, OK, July 13, 2023—Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today reports financial results for the first quarter for fiscal year 2024.

First Quarter Summary Compared to the Prior Year First Quarter

●	Net revenues of $14.5 million, a decrease of $8.7 million, or 37.5%, compared to $23.2 million.

●	Average active PaperPie brand partners totaled 23,200 compared to 32,200.

●	Earnings (loss) before income taxes were $(1.2) million, a decrease of $1.5 million compared to $0.3 million.

●	Net earnings (loss) totaled $(0.9) million, compared to $0.2 million, a decrease of $1.1 million.

●	Earnings (loss) per share totaled $(0.11), compared to $0.03, on a fully diluted basis.

●	Inventories - net decreased $8.3 million, from $70.6 million at May 31, 2022, compared to $62.3 million at May 31, 2023.

“Our first quarter sales volumes continued to be impacted by high inflation, which has been an ongoing headwind that we expect to continue throughout the remainder of fiscal 2024,” stated Craig White, President and CEO of Educational Development Corporation. “Although our active Brand Partners dropped below 25,000 in February, our Brand Partners at leadership levels remain higher than pre-pandemic numbers and they are the primary drivers for new recruiting and overall sales growth. We continue to make key changes to promote activity and growth with our Brand Partners including lowering our freight charges which we expect will increase the number of smaller orders from customers. These smaller order customers will increase the opportunities to engage new hosts and recruit new brand partners. We believe that spurring sales activity over the summer months, which is traditionally one of our slowest periods of the year, will translate into higher brand partner activity in the Fall, which is our busiest selling season.”

“I remain encouraged by the sales potential for our newest product line SmartLab Toys, as well as the addition of My First Wrap-Ups to our Learning Wrap-Ups product line. Our gross sales of SmartLab Toys in the first quarter, which included only the first thirteen toys released, totaled approximately $1.4 million. We have an additional twenty-five SmartLab Toys and ten new My First Wrap-Ups products scheduled to be released over the next 12 months. Wrap-Ups are an award-winning learning manipulative product line, targeted at the primary education levels, and the addition of My First Wrap-Ups will introduce the product line to children at the pre-school level,” concluded Craig White.

COVID Impacted and Current Year Comparison

Due to the significant positive impact of the COVID-19 pandemic on our business in previous years, we are providing the additional tables below to show pre-COVID, COVID impacted and current financial results for the fiscal first quarter:

RESULTS FOR FISCAL FIRST QUARTER (UNAUDITED)

	Pre-COVID	COVID Impacted	COVID Impacted	COVID Impacted	Current Year
Period	Q1 FY 2020	Q1 FY 2021	Q1 FY 2022	Q1 FY 2023	Q1 FY 2024
Average # of Consultants	31,600	33,100	55,100	32,200	23,200
Net Revenues	27,587,400	38,291,700	40,807,900	23,160,900	14,524,000
Net Earnings (loss)	1,363,600	1,931,100	3,438,100	215,800	(872,800)
After tax profit (loss) %	4.9%	5.0%	8.4%	0.9%	(6.0)%

PaperPie net revenues decreased $7.4 million, or 37.0%, to $12.6 million during the three months ended May 31, 2023, when compared to $20.0 million during the same period a year ago. The decrease in net revenues was primarily due to the decline in the number of active Brand Partners. The average number of active Brand Partners in the first quarter of fiscal 2024 was 23,200, a decrease of 9,000, or 28.0%, from 32,200 average active brand partners selling in the first quarter of fiscal 2023. We also saw a decline in the percentage of our active Brand Partners selling during this quarter. Our recent change to “$7.00 Flat Rate Shipping”, along with other promotions to spur sales and recruiting, were made to address these issues.

Net revenues from our Publishing division decreased $1.2 million, or 38.7%, to $1.9 million during the three months ended May 31, 2023, when compared to $3.1 million during the same period a year ago. The sales volume decrease was primarily attributed to the discontinuation of offering Usborne Publishing products to our retail customers. Under the terms of our new Agreement, the Company no longer has the rights to distribute Usborne’s products to retail customers. The Company continues to offer Usborne products through our direct sales division, PaperPie.

EDUCATIONAL DEVELOPMENT CORPORATION
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Months Ended May 31,
	2023	2022

NET REVENUES	$14,524,000	$23,160,900

EARNINGS (LOSS) BEFORE INCOME TAXES	(1,200,600)	285,300

INCOME TAX EXPENSE (BENEFIT)	(327,800)	69,500
NET EARNINGS (LOSS)	$(872,800)	$215,800

DIVIDENDS PER SHARE	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON AND EQUIVALENT SHARES OUTSTANDING:
Basic	8,278,049	8,086,427
Diluted	8,278,049	8,473,610

EDUCATIONAL DEVELOPMENT CORPORATION
CONDENSED BALANCE SHEETS (UNAUDITED)
	May 31,	February 28
	2023	2023
ASSETS
CASH AND CASH EQUIVALENTS	$876,100	$689,100
ACCOUNTS RECEIVABLE – net	2,688,900	2,906,700
TOTAL INVENTORIES – net	62,324,500	63,806,100
OTHER CURRENT ASSETS	806,700	869,300
PROPERTY PLANT AND EQUIPMENT – net	29,258,100	29,656,400
OTHER NON-CURRENT ASSETS	2,300,300	2,009,200
TOTAL ASSETS	$98,254,600	$99,936,800

LIABILITIES AND SHAREHODLER’S EQUITY
ACCOUNTS PAYABLE	$4,631,000	$3,863,900
LINE OF CREDIT	10,959,200	10,634,500
CURRENT MATURITIES OF TERM DEBT	34,456,100	34,894,900
OTHER LIABILITIES	4,317,000	5,311,700
TOTAL LIABILITIES	$54,363,300	$54,705,000
TOTAL SHAREHOLDERS’ EQUITY	43,891,300	45,231,800
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$98,254,600	$99,936,800

EDUCATIONAL DEVELOPMENT CORPORATION
CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)
	Three Months Ended May 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES	$1,177,100	$(2,197,000)

CASH FLOWS FROM INVESTING ACTIVITIES	(300,900)	(108,800)

CASH FLOWS FROM FINANCING ACTIVITIES	(689,200)	3,364,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	$187,000	$1,058,200
CASH AND CASH EQUIVALENTS-BEGINNING OF PERIOD	689,100	361,200

CASH AND CASH EQUIVALENTS – END OF PERIOD	$876,100	$1,419,400

Fiscal 2024 First Quarter Earnings Call

Date: Thursday, July 13, 2023

Time: 3:30 PM CT (4:30 PM ET)

Dial-in number: (888) 396-8049

Conference ID: 62600963

The conference call will be broadcast live and audio replays will be available following the event at www.edcpub.com/investors.

About Educational Development Corporation (EDC)

EDC began as a publishing company specializing in books for children. EDC is the owner and exclusive publisher of Kane Miller Books (“Kane Miller”); Learning Wrap-Ups, maker of educational manipulatives; and SmartLab Toys, maker of STEAM-based toys and games. EDC is also the exclusive United States MLM distributor of Usborne Publishing Limited (“Usborne”) children’s books. EDC-owned products are sold via 4,000 retail outlets and EDC and Usborne products are offered by independent brand partners who hold book showings through social media, book fairs with schools and public libraries, in individual homes, as well as other in-person events and internet sales.

Contact:

Educational Development Corporation

Craig White, (918) 622-4522

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Jean Marie Young, (214) 872-2710

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new brand partners, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, the COVID-19 pandemic, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 28, 2023, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 28, 2023 and speak only as of the date of this Press Release. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.